This Agreement (“Agreement”) is made and entered into as of the 1st day of July, 2009, by and among GERALD NUDO, an individual with an office at 55 E. Jackson, Suite 500, Chicago, Illinois 60604 ("Nudo"), and LAURENCE WEINER, an individual with an office at 55 E. Jackson, Suite 500, Chicago, Illinois 60604 ("L. Weiner"; Nudo and L. Weiner being collectively referred to as the “MARC Principals”), and WRT REALTY, L.P. (f/k/a First Union Realty L.P.), a Delaware limited partnership (“WRT”).

WITNESSETH:

WHEREAS, each of the MARC Principals and WRT entered into that certain Amended and Restated Omnibus Agreement, dated as of March 16, 2005 (the “Omnibus Agreement”);

WHEREAS, pursuant to the Omnibus Agreement, FT-Marc Loan LLC (the “WRT Lender”), a wholly-owned subsidiary of WRT, made loans to each of the entities listed on Schedule 1 hereto (each, a “Marc Borrower”) pursuant to a Loan Agreement between the WRT Lender and the applicable Marc Borrower (each, a “Loan Agreement” and collectively, the "Loan Agreements"), which loans were evidenced by a Loan Promissory Note made by the applicable Marc Borrower in favor of the WRT Lender (each a “Loan Note” and collectively, the "Loan Notes"), which Loan Notes have a current outstanding principal balance set forth on Schedule 1 hereto under the heading “Current WRT Loan Amount”;

WHEREAS, pursuant to the Omnibus Agreement, FT-Marc Class B LLC (the “Class B Member”) acquired an interest in each of the Marc Borrowers and, in connection therewith, entered into an Operating Agreement with the MARC Principals and certain of their Affiliates (each, an “Operating Agreement” and collectively, the "Operating Agreements");

WHEREAS, each Operating Agreement establishes a “Class A Member Amount” for the Class A Members (as such term is defined in each Operating Agreement) which Class A Member Amount is set forth on Schedule 1 under the heading “Current Class A Member Amount”;

WHEREAS, NW Loan LLC, an Illinois limited liability company ("NW") is an Affiliate of the MARC Principals and has previously made certain TI/CapEx Loans;

WHEREAS, pursuant to the Omnibus Agreement certain other agreements were agreed to by the MARC Principals and WRT with respect to the properties indirectly owned by the Marc Borrowers;

WHEREAS, the parties hereto desire to modify certain provisions of the Omnibus Agreement, the Loan Agreements, the Loan Notes, the Operating Agreements and the other agreements entered into in connection with the Omnibus Agreement and, in that regard, desire to set forth their understanding with respect thereto;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Omnibus Agreement.

2.           Effective Date.  Except as otherwise provided herein, this Agreement shall be effective as of July 1, 2009 (the “Effective Date”).

3.           Schedule 2 Entities.  (a)  In consideration of the waiver provided for in Section 7 below, respect to the Marc Borrowers listed on Schedule 2 hereto (the “Schedule 2 Entities”);

(i)
the WRT Lender shall be deemed to have assigned as of May 1, 2009 to NW all of its right, title and interest, in and to the Loan Agreements, the Loan Notes and TI/Cap Ex Loans currently held by the WRT Lender with respect to the Schedule 2 Entities and the properties indirectly held by the Schedule 2 Entities.  The outstanding principal amount of such Loan Notes and TI/Cap Ex Loans are set forth on Schedule 2 hereto under the headings of “WRT Loan Amount” and “WRT TI/Cap Ex Loan Amount” respectively; and

(ii)	the Class B Member shall be deemed to have assigned as of May 1, 2009 to the applicable Marc Members its entire right, title and interest as a Class B Member in and to each of the Schedule 2 Entities.

(b)           With respect to the entity listed on Schedule 2A hereto (the “Schedule 2A Entity”), WRT Realty L.P. (f/k/a First Union REIT, L.P.), an Affiliate of WRT shall be deemed to have assigned as of May 1, 2009 to Nudo, L. Weiner, Elliot Weiner ("E. Weiner") and Anne Voshel its entire right, title and interest as a member in such entity.

(c)           As a result of the transactions contemplated by this Section 3, the parties hereto acknowledge that neither WRT, the WRT Lender, the Class B Member nor any of their Affiliates shall have any interest in nor any obligations with respect to, the Schedule 2 Entities, the Schedule 2A Entity or the Properties indirectly held by the Schedule 2 Entities or the Schedule 2A Entity from and after May 1, 2009.

4.           Schedule 3 Entities.  With respect to the Marc Borrowers listed on Schedule 3 hereto (the “Schedule 3 Entities”), as of the Effective Date:

a.           The WRT Lender shall be deemed to have transferred to NW, and NW shall be deemed to have acquired from the WRT Lender, for an acquisition price of $487,002, that portion of WRT Lender’s TI/Cap Ex Loans under the heading “TI/Cap Ex Loan Transfer Amount” on Schedule 3 with respect to the Properties indirectly owned by the Schedule 3 Entities.  The parties acknowledge that as a result of the transfer contemplated by this Section 4a, that each of the WRT Lender and NW will hold TI/Cap Ex Loans with respect to the Properties indirectly owned by the Schedule 3 Entities in the amounts set forth on Schedule 3 hereto under the heading of “Post Transfer TI/Cap Ex Loan Amount-WRT” and “Post Transfer TI/Cap Ex Loan Amount-NW”, respectively.

b.           The Class A Member Amount with respect to each Schedule 3 Entity shall be increased to the respective amounts set forth on Schedule 3 under the heading “New Class A Member Amount.”

5.           Schedule 4 Entities.  With respect to the Marc Borrowers listed on Schedule 4 hereto (the “Schedule 4 Entities”), as of the Effective Date:

a.           The WRT Lender shall advance to the applicable Marc Borrower the amounts set forth on Schedule 4 hereto under the heading “Additional Advance” which Additional Advance shall be distributed, as a special distribution to the applicable Marc Members and which special distribution shall be applied against the applicable Class A Member Amount.  As a result of the foregoing, the Marc Principals agree and acknowledge that the principal amount outstanding under the Loan Notes and the Class A Member Amounts with respect to such Schedule 4 Entities is as set forth under the applicable heading on Schedule 4 hereto.

b.           NW shall sell to the WRT Lender, and the WRT Lender shall acquire from NW, for an acquisition price of $174,100.15, that portion of NW’s TI/Cap Ex Loans under the heading “TI/Cap Ex Loan Transfer Amount” on Schedule 4 with respect to the Properties indirectly owned by the Schedule 4 Entities.  The parties acknowledge that as a result of the transfer contemplated by this Section 5b, that each of the WRT Lender and NW will hold TI/Cap Ex Loans with respect to the Properties indirectly owned by the Schedule 4 Entities in the amounts set forth on Schedule 4 hereto under the heading of “Post Transfer TI/Cap Ex Loan Amount-WRT” and “Post Transfer TI/Cap Ex Loan Amount-NW”, respectively.

6.           Schedule 5 Entities.  With respect to the Marc Borrowers listed on Schedule 5 hereto (the “Schedule 5 Entities”), as of the Effective Date the WRT Lender shall be deemed to have made an additional advance to each Schedule 5 Entity in the amount set forth on Schedule 5 under the heading “Additional Loan Advance”, which advance shall be deemed to increase the amount outstanding under the applicable Loan Agreement and Loan Note to the amount set forth under the heading “New Loan Amount” on Schedule 5 hereto.  The MARC Principals, and WRT further acknowledge that as of the Effective Date, the Class A Member Amount with respect to the Schedule 5 Entities is set forth in Schedule 5 under the heading of "Class A Member Amount".

7.           Class A Shortfall.  The Marc Principals on behalf of themselves and their Affiliates hereby waive any and all right they may have with respect to any existing Class A Shortfall (as such term is defined in the each of the Operating Agreements) with respect to the Schedule 3 Entities, the Schedule 4 Entities and the Schedule 5 Entities and agree that as of the Effective Date, the Class A Shortfall shall be deemed to be zero.

8.           WRT Loans/Class A Member Amount Return.

(a)           From and after the Effective Date, the term “Interest Rate” under each Loan Agreement with respect to the Schedule 3 Entities, the Schedule 4 Entities and the Schedule 5 Entities shall be deemed to be 9% per annum and the “Loan Maturity Date” shall be extended to April 17, 2016.

(b)           From and after the Effective Date, the interest rate on the Class A Member Amount shall be deemed to be 9% and not 7.65%.

(c)           With respect to the Schedule 3 Entities, the Schedule 4 Entities and the Schedule 5 Entities, the applicable Marc Borrower shall cause all accrued interest due and owing under the applicable Loan through June 30, 2009 to be satisfied.

(d)           Notwithstanding anything in the Loan Agreements or the Loan Notes to the contrary, from and after the Effective Date the WRT Lender acknowledges and agrees that payments on account of the Loan Notes shall only be made to the extent there is sufficient Operating Cash Flow and/or Capital Proceeds (as such terms are defined in the Operating Agreements) with respect to the applicable Marc Borrower to be applied towards the amounts outstanding on the applicable Loan Note in accordance with the order of priority as set forth on Exhibit A hereto (the “Waterfall”).

(e)           Each Loan Agreement shall be deemed modified as provided for in Exhibit D hereto.

9.           TI/Cap Ex Loans.

(a)           From and after the Effective Date and after giving effect to the transactions contemplated hereby, existing TI/Cap Ex Loans made with respect to the Schedule 3 Entities, the Schedule 4 Entities and the Schedule 5 Entities which are set forth on Schedule 6 hereto under the heading “Existing TI/Cap Ex Loans” shall bear interest at a rate of 10% (the “Existing TI/Cap Ex Loans”).

(b)           The MARC Principals and WRT Lender agree that, except as provided in Section 10 below, they shall be obligated to make additional TI/Cap Ex Loans (the “New TI/Cap Ex Loans”) in an amount up to an aggregate of $16 million, collectively, to be advanced equally by the Marc Principals, or their Affiliate, on the one hand, and WRT Lender, or its Affiliate, on the other hand.  The New TI/Cap Ex Loans shall be on terms identical to that of the Existing TI/Cap Ex Loans including bearing interest at a rate of 10% per annum; provided, however, if either the MARC Principals or the WRT Lender fails to make an otherwise required New TI/Cap Ex Loan, the TI/Cap Ex Loan Rate applicable to the New TI/Cap Ex Loan made by the party that has not failed to make the required New TI/Cap Ex Loan (the “Unfunded TI/Cap Ex Loan”) shall be 15% per annum, 3% of which shall accrue and be payable as provided in Section 12 hereof.

(c)           By no later than July 31, 2009, the WRT Lender and the Marc Principals shall make New TI/Cap Ex Loans in the amounts set forth on Schedule 6 hereto under the heading of “New TI/Cap Ex Loans”.

(d)           The TI/Cap Ex Loan Maturity Date for the Existing TI/Cap Ex Loans shall be deemed to be May 1, 2016.

10.         Covered Loans.  From and after the Effective Date, to the extent that a Covered Loan is required, any loan so made by the MARC Principals and/or the WRT Lender shall be deemed a "New TI/Cap Ex Loan" and shall bear interest at the rates set forth in Section 9(b) above.  Notwithstanding the foregoing, (i) neither of the MARC Principals nor the WRT Lender shall be required to make any Covered Loans; (ii) unless otherwise agreed by the parties, any Covered Loans made by the respective parties shall not be deemed to be part of the $16,000,000.00 commitment provided for in Section 9(b) above and (iii) subject to the notice requirements set forth in the Omnibus Agreement, either the MARC Principals or the WRT Lender shall be permitted to make a Covered Loan for the purposes set forth in the Omnibus Agreement without the consent of the other party.

11.         Reposition Loans.  The obligation or right of the Marc Principals and WRT, and their Affiliates, to make a Reposition Loan shall be eliminated and neither the Marc Principals, WRT nor their respective Affiliates shall be permitted to make a Reposition Loan without the consent of the other party.

12.         Application of Operating Cash Flow and Capital Transactions.  Notwithstanding anything in the Omnibus Agreement, the Loan Agreements, the Operating Agreements or the Post-Conversion Operating Agreement, Operating Cash Flow and Capital Proceeds (as such terms are defined in the Operating Agreements) shall be allocated as set forth in the Waterfall.

13.         Management Agreements.  (a)  The term of each property management agreement with respect to the Properties indirectly owned the Schedule 3 Entities, the Schedule 4 Entities and the Schedule 5 Entities (the “Management Agreements”) shall terminate on the date set forth opposite such Schedule 3 Entities, the Schedule 4 Entities, and the Schedule 5 Entities on Schedule 7 hereto.  Notwithstanding the foregoing, WRT shall have the right to cause the Management Agreements to be terminated if at least 2 of Nudo, L. Weiner and E. Weiner are not then actively involved in the management of the Property.

14.         Purchasing Fee and Asset Management Fee.  Sections 12.2.6, 12.2.7 and 12.3 of the Omnibus Agreement shall be deleted and no party shall have any right to receive the fees contemplated thereby.

15.         Acquisition, Disposition and Financing Fees.  Section 12.2.2 of the Omnibus Agreement shall be amended and restated to read in its entirety as follows:

The MARC Principals or their Affiliates shall be entitled to receive (i) an acquisition fee of 1% the gross purchase price of all After-Acquired Property acquisitions other than an acquisition from a MARC Principal, a MARC Entity or an Affiliate thereof or WRT or its Affiliate; (ii) a disposition fee of 1% of the gross sales price of all Property and Other Property dispositions, and (iii) a fee of 1% of the gross loan amount for all loans obtained from a Third Party Lender by a Property Owner or the owner of an Other Property not in connection with an acquisition for which the MARC Principals or their Affiliates provide mortgage brokerage services; provided, however, in no event shall all MARC Entities be entitled to receive fees with respect to clause (i) and (iii) of this Section 12.2.2 in excess of $600,000 in any calendar year.  As used herein, the term “Other Property” shall mean the properties listed on Schedule 8 hereto and each other After-Acquired Property.

16.         Conversion.

(a)           Notwithstanding anything to the contrary contained in a Loan Agreement, (i) prior to or on December 31, 2010, the Marc Borrowers shall have the sole right to convert all, but not less than all, of the Loans to a preferred equity interest in the applicable Marc Borrower pursuant to Article 3 of the applicable Loan Agreement; provided, however, the Marc Borrowers shall not be permitted to exercise such right during the last month of a calendar quarter without the consent of the WRT Lender, (ii) from January 1, 2011 through December 31, 2012 neither the applicable Marc Borrower nor the WRT Lender shall have the right to convert a Loan to an equity interest in the applicable Marc Borrower pursuant to Article 3 of the applicable Loan Agreement or otherwise without the prior written consent of the other party, which consent may be granted or withheld in such parties sole and absolute discretion; provided, however, in the event of a sale of the Property indirectly owned by such Marc Borrower, not earlier than 30 days prior, nor later than 1 day prior, to the sale of such Property, the applicable Marc Borrower shall have the right without the consent of the WRT Lender to convert a Loan to a common equity interest in the applicable Marc Borrower pursuant to Article 3 of the applicable Loan Agreement regardless of whether  an Event of Default shall then exist , in which event all distributions payable by the applicable Marc Borrower to its members shall be made as set forth on Exhibit B hereto and (iii) from and after January 1, 2013 (x) the WRT Lender shall have the right to convert any or all Loans to a common equity interest in the applicable Marc Borrower or (y) the applicable Marc Borrower shall have the right to convert any or all Loans to a preferred equity interest in the applicable Marc Borrower pursuant to Article 3 of the applicable Loan Agreement (without regard to the requirement that all Loans be converted); provided, however, if the WRT Lender is the party causing the conversion the WRT Lender or its applicable Affiliate shall simultaneously exercise the buy/sell right (without compliance with Section 12.1(d) of the Post-Conversion Operating Agreement) with respect to the Loan(s) being converted by the WRT Lender, which buy/sell shall otherwise comply with Article 12 of the applicable Post-Conversion Operating Agreement; provided, further, however, if such conversion is to take place in the last month of a calendar quarter, the consent of the non-converting party shall be required.  The parties hereto acknowledge that Section 9.4(a)(i) and (ii) of the Post-Conversion Operating Agreement shall be deemed modified as set forth on Exhibit A hereto.

(b)           From and after the conversion of a Loan to a preferred equity as contemplated by Section 16(a) hereof (the “Initial Conversion”), the Marc Members shall have the further right to convert WRT’s preferred equity interest following such Initial Conversion to a common equity interest in which case all distributions payable by the applicable Marc Borrower to its members shall be made as set forth on Exhibit B hereto; provided, however, if the Marc Members exercise such right, either the Marc Members or WRT shall have the immediate right to exercise the buy/sell provisions (without compliance with Section 12.1(d) of the Post-Conversion Operating Agreement) with respect to the Marc Borrower for which such conversion has occurred unless the Property indirectly held by a Marc Borrower is then subject to a purchase agreement, in which case such buy/sell provision may not be exercised, if at all, until such purchase agreement is terminated.

17.         Put/Call Agreement.  Effective as of the Effective Date, that certain Put/Call Option Agreement, dated as of April 15, 2005, among the WRT Lender and each of the Persons listed on Schedule 1 thereto shall be deemed terminated.

18.         Accounting.  The Marc Members acknowledge and agree that at such time, if at all, as WRT is required for GAAP purposes to account for its Loan or its equity interest in the Marc Borrower as common equity, the provisions set forth on Exhibit C shall apply.

19.         Further Assurances.  Each of the parties hereto shall and shall cause their respective Affiliates to execute and deliver to the other party such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the parties hereto, to further evidence the agreements set forth herein including, without limitation, amendments to the Omnibus Agreement, Loan Agreements, Loan Notes and Operating Agreements and to take all and such further lawful acts, conveyances and assurances as the parties may reasonably require for the better and more effective carrying out of the intents and purposes of this Agreement.

20.         Parties Bound.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is a contract by and among the parties hereto for their mutual benefit, and no third person shall have any right, claim or interest against any of them by virtue of any provision hereof.

21.         Governing Law.  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

22.         Counterparts.  This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.

23.         Board Consent.  The effectiveness of this Agreement is subject to WRT obtaining the requisite consent of its Board of Trustees prior to July 31, 2009.

IN WITNESS WHEREOF this Agreement has been duly executed and delivered as of the date first written above.

WRT REALTY L.P.

By:	Winthrop Realty Trust, its General Partner

By
Michael L. Ashner
Chief Executive Officer

GERALD NUDO

LAURENCE WEINER

Schedule 1

MARC BORROWER/LOAN NOTE BALANCE/CURRENT CLASS A MEMBER AMOUNT/
AS OF JUNE 30, 2009

	Marc Borrower	Current WRT Loan Amount	Current Class A Member Amount
1	Marc 29 E. Madison LLC	$6,514,611	$6,780,513
2	Marc Michigan 30 LLC	$5,527,314	$5,752,919
3	Marc 8 S. Michigan LLC	$5,207,142	$5,419,678
4	Marc Brooks Building LLC	$5,506,716	$5,731,480
5	Marc 11 E. Adams LLC	$2,731,870	$3,965,359
6	Marc River Road LLC	$3,313,962	$3,449,226
7	Marc Highpoint Plaza LLC	$4,904,869	$5,105,068
8	Marc Euclid Center LLC	$1,254,181	$1,305,372
9	Marc 1701 E. Woodfield Road LLC	$3,278,342	$3,995,334
10	Marc Salt Creek LLC	$434,369	$452,098
11	Marc 3701 Algonquin Road LLC	$1,857,520	$1,238,347
12	North Star Trust Company, not personally but as Trustee under the provisions of that certain Trust Agreement dated December 30, 2004, and known as Trust Number 04-7869 (the “Trust”)	$1,600,127	$1,066,751
13	WRT-Marc 180 North Wacker LLC	$1,050,000	$1,050,000
15	Ridgebrook	$1,483,525	$1,000,229
16	Marc 2860 River LLC	$360,000	$240,000

Schedule 2

SCHEDULE 2 ENTITIES
AS OF APRIL 30, 2009

	Marc Borrower	WRT Loan Amount	WRT TI/Cap Ex Loan Amount
8	Marc Euclid Center LLC	$1,254,181	$527,480
13	WRT-Marc 180 North Wacker LLC	$1,050,000	-
16	Marc 2860 River LLC	$360,000	$690,622

Schedule 2A

8750 STONY ISLAND LLC

Schedule 3

SCHEDULE 3 ENTITIES
AS OF JULY 1, 2009

	Marc Borrower	TI/Cap Ex Loan Transfer Amount	Post Transfer TI/Cap Ex Loan Amount-NW	Post Transfer TI/Cap Ex Loan Amount-WRT	New Class A Member Amount
11	Marc 3701 Algonquin Road LLC	$259,986.56	$1,474,128.52	$1,474,128.52	$1,857,520
12	The Trust - 2205-2255 Enterprise Dr.	$296,309.72	$1,907,195.55	$1,907,195.55	$1,600,127
15	Ridgebrook	$128,099.10	$640,495.48	$640,495.48	$1,483,525

Schedule 4

SCHEDULE 4 ENTITIES
AS OF JULY 1, 2009

	Marc Borrower	Additional Advance	Class A Member Amount	WRT Loan Amount

1	Marc 29 E. Madison LLC	$132,951.00	$6,647,562.00	$6,647,562.00
2	Marc Michigan 30 LLC	$112,802.33	$5,640,116.50	$5,640,116.50
3	Marc 8 S. Michigan LLC	$106,268.20	$5,313,410.00	$5,313,410.00
4	Marc Brooks Building LLC	$112,381.96	$5,619,098.00	$5,619,098.00
5	Marc 11 E. Adams LLC	$-	$3,965,359.00	$2,731,870.00

	Marc Borrower	TI/Cap Ex Loan Transfer Amount	Post Transfer TI/Cap Ex Loan Amount-NW	Post Transfer TI/Cap Ex Loan Amount-WRT
1	Marc 29 E. Madison LLC	$11,854,47	$592,722.85	$592,722.85
2	Marc Michigan 30 LLC	$107,401.32	$5,370,066.19	$5,370,066.19
3	Marc 8 S. Michigan LLC	$29,747.52	$1,487,376.06	$1,487,376.06
4	Marc Brooks Building LLC	$25,096.84	$1,254,842.21	$1,254,842.21
5	Marc 11 E. Adams LLC	$-	$-	$-

Schedule 5

SCHEDULE 5 ENTITIES
AS OF JULY 1, 2009

	Marc Borrower	Additional Loan Advance	New WRT Loan Amount	Class A Member Amount
6	Marc River Road LLC	$135,264	$3,449,226	$3,449,226
7	Marc Highpoint Plaza LLC	$200,199	$5,105,068	$5,105,068
9	Marc 1701 E. Woodfield Road LLC	$133,810	$3,412,152	$3,995,334
10	Marc Salt Creek LLC	$17,729	$452,098	$452,098

Schedule 6

TI/CAP EX LOANS

	Marc Borrower	Existing TI/Cap Ex Loans		New TI/Cap Ex Loans
		WRT Lender	NW	WRT Lender	NW
1	Marc 29 E. Madison LLC	$592,722.85	$592,722.85
2	Marc Michigan 30 LLC	$5,370,066.19	$5,370,066.19	$66,745.47	$69,469.78
3	Marc 8 S. Michigan LLC	$1,487,376.06	$1,487,376.06	$-	$-
4	Marc Brooks Building LLC	$1,254,842.21	$1,254,842.21	$230,881.45	$240,305.18
5	Marc 11 E. Adams LLC	$-	$-	$-	$-
6	Marc River Road LLC	$578,678	$602,298	$-	$-
7	Marc Highpoint Plaza LLC	$711,097	$740,121	$29,400.01	$30,599.99
9	Marc 1701 E. Woodfield Road LLC	$617,994	$643,219	$79,281.43	$82,517.43
10	Marc Salt Creek LLC	$1,170,355	$1,218,124	$33,498.95	$34,866.25
11	Marc 3701 Algonquin Road LLC	$1,474,128.52	$1,474,128.52	$14,211.56	$9,474.37
12	The Trust 2205-2255 Enterprise D	$1,907,195.55	$1,907,195.55	$159,000.00	$106,000.00
15	900 Ridgebrook LLC	$640,496	$640,495

Schedule 7

MANAGEMENT AGREEMENTS

1	Marc 29 E. Madison LLC	April 19, 2015
2	Marc Michigan 30 LLC	April 19, 2015
3	Marc 8 S. Michigan LLC	April 19, 2015
4	Marc Brooks Building LLC	April 19, 2015
5	Marc 11 E. Adams LLC	April 19, 2015
6	Marc River Road LLC	April 19, 2015
7	Marc Highpoint Plaza LLC	April 19, 2015
9	Marc 1701 E. Woodfield Road LLC	April 19, 2015
10	Marc Salt Creek LLC	April 19, 2015
11	Marc 3701 Algonquin Road LLC	April 25, 2015
12	North Star Trust Company, not personally but as Trustee under the provisions of that certain Trust Agreement dated December 30, 2004, and known as Trust Number 04-7869 (the “Trust”)	December 31, 2014
15	Ridgebrook	December 31, 2015

Schedule 8

OTHER PROPERTIES

180 N. Wacker, Chicago, Illinois
900-910 Skokie Boulevard, Northbrook, Illinois
2860 River Road, Chicago, Illinois
180 N. Michigan, Chicago, Illinois
800 South Wells, Chicago, Illinois
One East Erie, Chicago, Illinois

Exhibit A

WATERFALL

Operating Cash Flow

1.	Pre-Conversion[1]

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

Third, to the payment of accrued interest on any Unfunded TI/Cap Ex Loans, pro rata at the 12% rate;

Fourth, to the payment of accrued interest on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Sixth, to the payment of accrued interest on the WRT Loan and accrued return on the Class A Member Amount pro rata based on principal balance of WRT Loan and the Class A Member Amount;

Seventh, to the payment of principal on Unfunded TI/Cap Ex Loans pro rata to each of the lender thereof;

Eighth, to the payment of principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Ninth, to the payment of principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Thereafter, to the Class A Members (to be allocated among them based on their respective Percentage Interests) and to the Class B Member, pro rata, based on their respective interests.  For purposes hereof, (i) the Class A Members’ aggregate interest shall be deemed to equal, expressed as a percentage, a fraction, the numerator of which is the Class A Member Amount and the denominator of which is the sum of the Class A Member Amount and the principal balance of WRT Loan and (ii) the Class B Member’s aggregate interest shall be deemed to equal, expressed as a percentage, a fraction, the numerator of which is the principal balance of the WRT Loan and the denominator of which is the sum of the Class A Member Amount and the principal balance of the WRT Loan.

1 Any reference to Unfunded TI/Cap Ex Loans or New TI/Cap Ex Loans shall include any Covered Loan made from and after July 1, 2009

2.	Post-Conversion to Preferred Equity[1]

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

Third, payment of accrued interest on any Unfunded TI/Cap Ex Loans, pro rata at the 12% rate;

Fourth, to the payment of accrued interest on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Sixth, to the MARC Members until they have received an aggregate amount equal to the MARC Shortfall in accordance with their respective Percentage Interests;

Seventh, to the payment of principal on Unfunded TI/Cap Ex Loans pro rata to each of the lender thereof;

Eighth, to the payment of principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Ninth, to the payment of principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Tenth, to the Members in accordance with their respective Percentage Interests.

Capital Proceeds1

1.	Pre-Conversion

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

Third, in an amount sufficient to fully satisfy all amounts due on any outstanding Unfunded TI/Cap Ex Loans1 pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any Unfunded TI/Cap Ex Loan with its 15% return thereon;

1 Any reference to Unfunded TI/Cap Ex Loans or New TI/Cap Ex Loans shall include any Covered Loan made from and after July 1, 2009

Fourth, to the payment of accrued interest first and then principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest and principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof

Sixth, to the payment of unpaid interest on the WRT Loan and the unpaid return on the Class A Member Amount pro rata until such amounts are reduced to zero;

Seventh, either (x) if such Capital Proceeds are derived from a financing or refinancing, to the payment of principal of the WRT Loan and the unpaid Class A Member Amount pro rata until such amounts are reduced to zero or (y) if such Capital Proceeds are derived from a sale or other disposition of the Property, to the payment of principal of the WRT Loan until is reduced to zero and then to the payment of the unpaid Class A Member Amount until it is reduced to zero;

Eighth, to the Marc Members until it receives the Marc Shortfall;

Thereafter, 55% to the Class A Members (to be allocated among them based on their respective Percentage Interests) and 45% to the Class B Member

2.           Post-Conversion to Preferred Equity1

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

Third, in an amount sufficient to fully satisfy all amounts due on any outstanding Unfunded TI/Cap Ex Loans pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any Unfunded TI/Cap Ex Loan with its 15% return thereon;

Fourth, to the payment of accrued interest first and then principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest first and then principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

1 Any reference to Unfunded TI/Cap Ex Loans or New TI/Cap Ex Loans shall include any Covered Loan made from and after July 1, 2009.

Sixth, to the Class B Member and the Marc Members pro rata until such time as they have received an overall return from and after July 1, 2009 of 9% on their capital contributions;

Seventh, either (x) if such Capital Proceeds are derived from a financing or refinancing, to the Class B Member and the Class A Member pro rata until their capital contributions are reduced to zero or (y) if such Capital Proceeds are derived from a sale or other disposition of the Property, to the Class B Member until its capital account is reduced to zero and then to the Marc Members (to be allocated among them based on their respective Percentage Interests) until their capital accounts are reduced to zero;

Eighth, to the Marc Members until it receives the Marc Shortfall;

Thereafter, 55% to the Marc Members (to be allocated among them based on their respective Percentage Interests) and 45% to the Class B Member.

Exhibit B

COMMON EQUITY CONVERSION WATERFALL

Operating Cash Flow1

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

Third, payment of accrued interest on any Unfunded TI/Cap Ex Loans, pro rata at the 12% rate;

Fourth, to the payment of accrued interest on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Sixth, to the MARC Members until they have received an aggregate amount equal to the MARC Shortfall in accordance with their respective Percentage Interests;

Seventh, to the payment of principal on Unfunded TI/Cap Ex Loans pro rata to each of the lender thereof;

Eighth, to the payment of principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Ninth, to the payment of principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Tenth, to the Members in accordance with their respective Percentage Interests.

Capital Proceeds 1

First, to all amounts then due on a Senior Loan;

Second, to the Guarantors in an amount necessary to pay any accrued guaranty fee;

1 Any reference to Unfunded TI/Cap Ex Loans or New TI/Cap Ex Loans shall include any Covered Loan made from and after July 1, 2009.

Third,  in an amount sufficient to fully satisfy all amounts due on any outstanding Unfunded TI/Cap Ex Loans pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any Unfunded TI/Cap Ex Loan with its 15% return thereon;

Fourth, to the payment of accrued interest first and then principal on the New TI/Cap Ex Loans pro rata to each of the lenders thereof;

Fifth, to the payment of accrued interest first and then principal on the Existing TI/Cap Ex Loans pro rata to each of the lenders thereof;

Sixth, to the Class B Member and the Marc Members pro rata until such time as they have received an overall return from and after July 1, 2009 of 9% on their capital contributions;

Seventh, to the Class B Member and the Class A Member pro rata until their capital contributions are reduced to zero;

Eighth, to the Marc Members until it receives the Marc Shortfall;

Thereafter, 55% to the Marc Members (to be allocated among them based on their respective Percentage Interests) and 45% to the Class B Member.

Exhibit C

ACCOUNTING PROVISION

The Manager/Managing Member shall cause to be provided to WRT by no later than the 11th day of each month, or if such day is not a Business Day, the next succeeding Business Day, monthly financial information relating to the Property which shall include (i) electronic and paper copies of a detailed general ledger and trial balance and (ii) paper copies of a balance sheet, income statement, statement of cash flow and supporting schedules for each including bank statements with reconciliations, fixed asset schedules with depreciation (BNA), CIP support, detailed A/R schedule with explanations for outstanding amounts, prepaid expense schedules, deferred lease and mortgage cost schedules with amortization (BNA), other assets support (if applicable), mortgage statement from lender, system generated open payables listing, accrued expense schedule, security deposit reconciliation, real estate taxes prepaid and accrued, other liabilities support (if applicable) and capital transaction support (if applicable) (collectively, the “Monthly Financial Package”).  In addition Manager shall provide to WRT on a timely basis such other information as WRT shall reasonably request in order for WRT to satisfy its filing obligations with the Securities and Exchange Commission on a timely basis.  Manager and WRT acknowledge that that monthly financial package provided by Manager or its Affiliate for the month of May 2009 with respect to the property located at 800 South Wells, Chicago, Illinois contains the information required for the Monthly Financial Package.

If Manager/Managing Member fails to provide the Monthly Financial Package in form and substance required above and the Manager/Managing Member fails to satisfy such deficiency within two Business Days of written notice from WRT, WRT shall have the right to immediately cause such person or persons as it deems necessary to review the financial reports of the applicable Marc Borrower (the “Initial Reviewers”), which Initial Reviewers shall assist the Manager/Managing Member with the preparation of the current and all subsequent Monthly Financial Packages until the Manager/Managing Member retains such person or persons (the “Permanent Employees”) with such experience as WRT deems necessary to timely provide the Monthly Financial Package in form and substance required by the terms hereof, which retention of such person or persons shall be subject to the consent of WRT which shall not be unreasonably withheld.

All remuneration, costs, reimbursements, perquisites and other expenses of the Initial Reviewers and the Permanent Employees shall borne solely by the Manager/Managing Member.

Exhibit D

1.            Sections 9.1.1 and 9.1.2 of each Loan Agreement shall be deemed deleted in their entirety and the following substituted in place:

Section 9.1.1 – Failure to Apply Operating Cash Flow and Capital Proceeds.  The failure by the Borrower to apply Operating Cash Flow and Capital Proceeds in accordance with the provisions of the Loan Agreement.

Section 9.1.2.    Intentionally Deleted.

2.           Article 10 of each Loan Agreement shall be deemed deleted and the following substituted in lieu thereof:

10.1     Remedies.  Upon the occurrence and during the continuance of an Event of Default, whether or not the indebtedness evidenced by the Loan Note and secured by the Security Documents shall be due and payable or the First Union Lender shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Loan Note and in lieu of any other remedies available to the First Union Lender, the First Union Lender shall have the following remedies:

10.1.1     Accelerate Debt.  So long as the Event of Default is due to a default under Sections 9.1.1, 9.1.7 or a default caused by a breach of Sections 7.11, 8.6 or 8.18, secured by the applicable Security Documents immediately due and payable (provided that in the case of a voluntary petition in bankruptcy or an involuntary petition in bankruptcy (after expiration of the grace period, if any, set forth in Section 9.1.7), such acceleration shall be automatic).

10.1.2     Pursue Remedies.  So long as the Event of Default is due to a default under Sections 9.1.1, 9.1.7 or default caused by a breach of Sections 7.11, 8.6 or 8.18, the First Union Lender's sole remedies against the Borrower shall be those provided for under the Pledge Agreement or to pursue a civil action for monetary damages.

10.1.3     Monetary Damages.  With respect to an Event of Default under any Section other than (i) Sections 9.1.1, 9.1.7 or (ii) a default caused by a breach of Sections 7.11, 8.6 or 8.18, then the First Union Lender's sole remedy shall be to bring a civil action for monetary damages.

10.2       Written Waivers.  If a Default or an Event of Default is waived by the First Union Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of the First Union Lender, the Default or Event of Default so waived shall be deemed to have never occurred."